Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS

–	Total Revenues Increase 13% from Third Quarter and 15% for Full Year

–	International Services Segment Revenues Up 13% from Third Quarter Driven by Increased Activity in Multiple Regions

–	U.S. Services Segment Revenues Increase 12% from Third Quarter and 25% for Full Year

–	U.S. Onshore Services Grows Revenue for Tenth Consecutive Quarter

–	Blackhawk’s International Expansion Efforts Contribute to 26% Increase in Full Year Segment Revenues

–	Tubular Sales Segment Revenues Up 50% from Third Quarter and Highest Quarterly Level for Year

February 25, 2019 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank’s”) today reported financial and operational results for the three and twelve months ended December 31, 2018.

Fourth Quarter 2018 Highlights

•	Generated total revenue of $145.9 million, up 13.1% from $129.0 million for the third quarter of 2018 and 23.3% from $118.3 million for the fourth quarter of 2017.

•
Reported a net loss of $15.9 million, or $0.07 per diluted share, as compared to a net loss of $7.0 million, or $0.03 per diluted share, for the third quarter of 2018, and a net loss of $109.1 million, or $0.49 per diluted share, for the fourth quarter of 2017.

•
Adjusted net loss was $14.1 million, or $0.06 per diluted share, for the three months ended December 31, 2018, excluding severance and other charges, net of tax, as compared to an adjusted net loss of $11.5 million, or $0.05 per diluted share, for the three months ended September 30, 2018, excluding severance and other credits, net of tax, and an adjusted net loss of $58.6 million, or $0.26 per diluted share, for the three months ended December 31, 2017, excluding severance and other charges, net of tax.

•	Adjusted EBITDA increased to $12.8 million, or 10.4%, from $11.6 million for the third quarter of 2018, and was a substantial improvement from a loss of $1.4 million for the fourth quarter of 2017.

Full Year 2018 Highlights

•	Generated total revenue of $522.5 million, up 14.9% from $454.8 million for the full year of 2017.

•	Reported a net loss of $90.7 million, or $0.41 per diluted share, as compared to a net loss of $159.5 million, or $0.72 per diluted share, for the prior year.

•
Successful execution of the Company’s cost reduction and profitability initiatives contributed to Adjusted EBITDA of $33.2 million, up more than 475% from $5.7 million for 2017. Adjusted EBITDA was 6.4% of total revenue, as compared to 1.3% for the prior year.

“The fourth quarter of 2018 marked the conclusion of a successful year in which we increased market penetration, reduced our cost structure and capitalized on improved industry fundamentals to grow revenue across all of our segments,” said Michael Kearney, the Company’s Chairman, President and Chief Executive Officer. “I want to once again thank all of our employees for their hard work and dedication during this turnaround year, the result of which was a more than a 500-basis points improvement in our adjusted EBITDA margin from the full year of 2017. Driving this improvement was an approximate 40% incremental margin.”

“Our solid fourth quarter results were highlighted by strong demand for our higher margin service offerings and increased activity in a number of international regions, most notably Africa, the Middle East and Europe,” continued Mr. Kearney. “In the U.S. we saw growth in both our onshore and offshore operations, with the majority of the sequential quarterly revenue increase primarily associated with our focused efforts to capture additional market share in the Gulf of Mexico. Also benefiting top-line results was our Tubular Sales segment posting its highest level of quarterly sales for the year.”

Mr. Kearney concluded, “We have been pleased to see the improvement in oil prices since the beginning of 2019 and remain optimistic of a sustained, but gradual, overall market recovery. While we continue to anticipate growing demand for our U.S. onshore services and products, we expect the primary driver of our growth in 2019 to come from our international operations where we have an established footprint. In these regions, we are seeing increased tendering activity and, supported by our solid financial health, believe we are in a strong position to capture additional market share given our unique ability to develop new or enhanced technologies designed to solve complex customer issues. This has been a hallmark for Frank’s for the past 80 years, and will continue to differentiate the Company moving forward.”

Financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”) are defined and reconciled to their most directly comparable GAAP measures below. Please see “Use of Non-GAAP Financial Measures” and the reconciliations to the nearest comparable GAAP measures.

Segment Results

International Services

International Services revenue was $61.0 million for the fourth quarter of 2018, as compared to $53.9 million in the third quarter of 2018 and $52.9 million for the fourth quarter of 2017. The 13.2% increase in sequential revenue was primarily driven by increased customer activity in multiple regions, including new projects in Africa and Europe, as well as increased market share in the Middle East.

Segment adjusted EBITDA for the fourth quarter of 2018 was $11.6 million, or 19.0% of revenue, as compared to $7.8 million, or 14.6% of revenue, for the third quarter of 2018 and $5.3 million, or 10.1% of revenue, for the fourth quarter of 2017. The increase in sequential adjusted EBITDA was primarily driven by increased activity and an improved mix of work in the Middle East and Africa.

U.S. Services

U.S. Services revenue was $42.9 million in the fourth quarter of 2018, up 12.0% compared to $38.3 million in the third quarter of 2018, and 48.6% higher than $28.9 million for the fourth quarter of 2017.

For the fourth quarter of 2018, onshore revenue within the U.S. Services segment of $19.8 million was 5.3% higher than $18.8 million for the third quarter of 2018, and up 37.1% from $14.4 million for the fourth quarter of 2017. The sequential revenue increase was a result of increased activity and higher pricing of services. The fourth quarter of 2018 represented the tenth consecutive quarter of revenue growth in the Company’s U.S. onshore business.

Offshore revenue within the U.S. Services segment of $23.1 million for the fourth quarter of 2018 represented an 18.5% increase from $19.5 million for the third quarter of 2018, and was 60.1% higher than $14.4 million for the fourth quarter of 2017. Contributing to higher sequential revenue was a full quarter’s impact from gains in market share secured in the third quarter.

Segment adjusted EBITDA for the fourth quarter of 2018 was a loss of $1.6 million, as compared to a loss of $0.8 million for the third quarter of 2018 and a $11.6 million loss for the fourth quarter of 2017. Adjusted EBITDA for the fourth quarter of 2018 was primarily impacted sequentially by increased repair and maintenance expenses and labor costs, as well as higher professional fees related to the completion of certain corporate-related projects.

Tubular Sales

Tubular Sales revenue for the fourth quarter of 2018 was $19.3 million, a 49.7% increase as compared to $12.9 million for the third quarter of 2018, and 10.6% higher than $17.4 million for the fourth quarter of 2017. Primarily driving the increase from the third quarter of 2018 was a significant order from a long-time customer that contributed to the segment’s highest level of quarterly sales for the year.

Segment adjusted EBITDA for the fourth quarter of 2018 was $0.5 million, as compared to $0.3 million for the third quarter of 2018 and $1.4 million for the fourth quarter of 2017.

Blackhawk

Blackhawk segment revenue for the fourth quarter of 2018 was $22.7 million, down 5.2% from $23.9 million for the third quarter of 2018, and an increase of 18.6% from $19.1 million for the fourth quarter of 2017. Sequential revenue was impacted by decreased fourth quarter activity in the U.S. Gulf of Mexico primarily related to rigs completing wells and delays in product deliveries, as well as reduced well intervention storm season activity. Service revenue for the fourth quarter of 2018 was $11.2 million and products revenue was $11.5 million.

Segment adjusted EBITDA for the fourth quarter of 2018 was $2.3 million, as compared to $4.3 million for the third quarter of 2018 and $3.4 million for the fourth quarter of 2017. Contributing to the sequential decline was the aforementioned lower activity levels, as well as increased investments in the testing of new technologies and international support for Blackhawk’s continued strategic expansion efforts.

Capital Expenditures and Financial Position

Cash expenditures related to property, plant and equipment and intangibles were $41.9 million for the fourth quarter of 2018 and $56.5 million for the full year ended December 31, 2018. The Company expects total capital expenditures of $40 million to $50 million for 2019, with the majority of spending related to further investment in new rental tools and equipment.

The Company’s consolidated cash and short-term investments balance at December 31, 2018 was $212.8 million compared to $294.0 million at December 31, 2017.

Conference Call

The Company will host a conference call to discuss fourth quarter and full year 2018 results on Monday, February 25, 2019 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 48227267. To listen via live webcast, please visit the Investor Relations section of the Company's website, www.franksinternational.com. A presentation will also be posted on the Company’s website prior to the conference call.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 48227267#. The replay will also be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for a period of approximately 90 days.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, which have declined significantly in recent periods, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 that will be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 3,100 employees and provides services to leading exploration and production companies in both onshore and offshore environments in approximately 50 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s website, www.franksinternational.com.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA and adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA and adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider adjusted net income (loss), adjusted income (loss) per diluted share, adjusted EBITDA and adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under

GAAP. Because adjusted net income (loss), adjusted income (loss) per diluted share, adjusted EBITDA and adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines adjusted net income (loss) as net income (loss) before severance and other charges (credits), net, net of tax, mergers and acquisition expense, net of tax and net impacts of tax receivable agreement liability derecognition. The Company defines adjusted net income (loss) per diluted share as net income (loss) before severance and other charges (credits), net, net of tax, mergers and acquisition expense, net of tax and net impacts of tax receivable agreement liability derecognition, divided by diluted weighted average common shares. The Company defines adjusted EBITDA as net income (loss) before interest income, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on disposal of assets, foreign currency gain or loss, equity-based compensation, the effects of the tax receivable agreement, unrealized and realized gains or losses and other non-cash adjustments and other charges or credits. The Company uses adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team (such as income tax and foreign currency exchange rates). The Company defines adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

Contact:

Blake Holcomb - Director, Finance
blake.holcomb@franksintl.com
713-231-2463

FRANK'S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenues:
Services	$115,776	$103,911	$91,659	$416,781	$364,061
Products	30,077	25,075	26,663	105,712	90,734
Total revenue	145,853	128,986	118,322	522,493	454,795

Operating expenses:
Cost of revenues, exclusive of depreciation and amortization
Services	71,737	65,726	60,721	265,688	223,222
Products	25,955	19,421	25,674	84,429	87,200
General and administrative expenses	38,976	37,526	38,597	155,584	163,704
Depreciation and amortization	27,132	26,998	29,402	111,292	122,102
Severance and other charges (credits), net	2,173	(4,852)	72,968	(310)	75,354
(Gain) loss on disposal of assets	481	(2,242)	46	(1,309)	(2,045)
Operating loss	(20,601)	(13,591)	(109,086)	(92,881)	(214,742)

Other income (expense):
Tax receivable agreement ("TRA") related adjustments	3,923	(1,170)	—	(1,359)	122,515
Other income, net	140	314	1,415	2,047	1,763
Interest income, net	1,824	866	139	4,243	2,309
Mergers and acquisition expense	—	—	—	(58)	(459)
Foreign currency gain (loss)	(2,233)	(879)	(1,109)	(5,675)	2,075
Total other income (expense)	3,654	(869)	445	(802)	128,203

Loss before income taxes	(16,947)	(14,460)	(108,641)	(93,683)	(86,539)
Income tax expense (benefit)	(1,049)	(7,461)	499	(2,950)	72,918
Net loss	$(15,898)	$(6,999)	$(109,140)	$(90,733)	$(159,457)

Loss per common share:
Basic and diluted	$(0.07)	$(0.03)	$(0.49)	$(0.41)	$(0.72)

Weighted average common shares outstanding:
Basic and diluted	224,255	224,182	223,219	223,999	222,940

FRANK'S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenue
International Services	$61,007	$53,891	$52,895	$222,992	$206,746
U.S. Services	42,906	38,292	28,879	148,941	118,815
Tubular Sales	19,263	12,871	17,423	61,415	58,210
Blackhawk	22,677	23,932	19,125	89,145	71,024
Total	$145,853	$128,986	$118,322	$522,493	$454,795

Segment Adjusted EBITDA:
International Services	$11,604	$7,848	$5,342	$35,498	$30,801
U.S. Services (1) (2)	(1,589)	(846)	(11,582)	(18,115)	(39,357)
Tubular Sales	509	286	1,445	3,153	3,181
Blackhawk (2)	2,298	4,328	3,437	12,696	11,090
Total	$12,822	$11,616	$(1,358)	$33,232	$5,715

(1)	Includes all corporate general and administrative expenses.

(2)
During 2018, the Company’s chief operating decision maker changed the methodology used to allocate bonus and medical claims expenses among segments. The Blackhawk segment was charged $1.3 million and $1.6 million for the three months ended December 31, 2018 and September 30, 2018, respectively, and $4.5 million for the year ended December 31, 2018, for bonus and medical claims expenses which in prior years would have been charged to the U.S. Services segment.

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017

Revenue	$145,853	$128,986	$118,322	$522,493	$454,795

Net loss	$(15,898)	$(6,999)	$(109,140)	$(90,733)	$(159,457)
Interest income, net	(1,824)	(866)	(139)	(4,243)	(2,309)
Depreciation and amortization	27,132	26,998	29,402	111,292	122,102
Income tax expense (benefit)	(1,049)	(7,461)	499	(2,950)	72,918
(Gain) loss on disposal of assets	481	(2,242)	46	(1,309)	(2,045)
Foreign currency (gain) loss	2,233	879	1,109	5,675	(2,075)
TRA related adjustments	(3,923)	1,170	—	1,359	(122,515)
Charges and credits (1)	5,670	137	76,865	14,141	99,096
Adjusted EBITDA	$12,822	$11,616	$(1,358)	$33,232	$5,715
Adjusted EBITDA margin	8.8%	9.0%	(1.1)%	6.4%	1.3%

(1)
Comprised of Equity-based compensation expense (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: $2,445, $3,008 and $2,404 respectively, and for the year ended December 31, 2018 and 2017: $10,621 and $13,862, respectively), Mergers and acquisition expense (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: none, none and none, respectively, and for the year ended December 31, 2018 and 2017: $58 and $459, respectively), Severance and other charges (credits), net (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: $2,173, $(4,852) and $72,968, respectively, and for the year ended December 31, 2018 and 2017: $(310) and $75,354, respectively), Unrealized and realized (gains) losses (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: $(161), $(360) and $(28), respectively, and for the year ended December 31, 2018 and 2017: $(1,682) and $2,791, respectively), Investigation-related matters (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: $1,213, $2,341 and $1,034, respectively, and for the year ended December 31, 2018 and 2017: $5,454 and $6,143, respectively) and Other adjustments (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: none, none and $487, respectively, and for the year ended December 31, 2018 and 2017: none and $487, respectively).

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Segment Adjusted EBITDA:
International Services	$11,604	$7,848	$5,342	$35,498	$30,801
U.S. Services (1) (2)	(1,589)	(846)	(11,582)	(18,115)	(39,357)
Tubular Sales	509	286	1,445	3,153	3,181
Blackhawk (2)	2,298	4,328	3,437	12,696	11,090
	12,822	11,616	(1,358)	33,232	5,715
Interest income, net	1,824	866	139	4,243	2,309
Depreciation and amortization	(27,132)	(26,998)	(29,402)	(111,292)	(122,102)
Income tax (expense) benefit	1,049	7,461	(499)	2,950	(72,918)
Gain (loss) on disposal of assets	(481)	2,242	(46)	1,309	2,045
Foreign currency gain (loss)	(2,233)	(879)	(1,109)	(5,675)	2,075
TRA related adjustments	3,923	(1,170)	—	(1,359)	122,515
Charges and credits (3)	(5,670)	(137)	(76,865)	(14,141)	(99,096)
Net loss	$(15,898)	$(6,999)	$(109,140)	$(90,733)	$(159,457)

(1)	Includes all corporate general and administrative expenses.

(2)
During 2018, the Company’s chief operating decision maker changed the methodology used to allocate bonus and medical claims expenses among segments. The Blackhawk segment was charged $1.3 million and $1.6 million for the three months ended December 31, 2018 and September 30, 2018, respectively, and $4.5 million for the year ended December 31, 2018, for bonus and medical claims expenses which in prior years would have been charged to the U.S. Services segment.

(3)
Comprised of Equity-based compensation expense (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: $2,445, $3,008 and $2,404 respectively, and for the year ended December 31, 2018 and 2017: $10,621 and $13,862, respectively), Mergers and acquisition expense (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: none, none and none, respectively, and for the year ended December 31, 2018 and 2017: $58 and $459, respectively), Severance and other (charges) credits, net (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: $(2,173), $4,852 and $(72,968), respectively, and for the year ended December 31, 2018 and 2017: $310 and $(75,354), respectively), Unrealized and realized gains (losses) (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: $161, $360 and $28, respectively, and for the year ended December 31, 2018 and 2017: $1,682 and $(2,791), respectively), Investigation-related matters (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: $1,213, $2,341 and $1,034, respectively, and for the year ended December 31, 2018 and 2017: $5,454 and $6,143, respectively) and Other adjustments (for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017: none, none and $487, respectively, and for the year ended December 31, 2018 and 2017: none and $487, respectively).

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED NET LOSS PER DILUTED SHARE

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017

Net loss	$(15,898)	$(6,999)	$(109,140)	$(90,733)	$(159,457)
Derecognition of the TRA liability	—	—	—	—	(122,515)
Reversal of deferred tax assets associated with the TRA	—	—	—	—	49,775
Establishment of valuation allowances against net deferred tax assets and other TRA-related adjustments	—	—	—	—	43,747
Severance and other charges (credits), net (net of tax)	1,806	(4,534)	50,549	(845)	52,219
Mergers and acquisition expense (net of tax)	—	—	—	58	260
Net loss excluding certain items	$(14,092)	$(11,533)	$(58,591)	$(91,520)	$(135,971)

Loss per diluted share	$(0.07)	$(0.03)	$(0.49)	$(0.41)	$(0.72)
Derecognition of the TRA liability	—	—	—	—	(0.55)
Reversal of deferred tax assets associated with the TRA	—	—	—	—	0.22
Establishment of valuation allowances against net deferred tax assets and other TRA-related adjustments	—	—	—	—	0.20
Severance and other charges (credits), net (net of tax)	0.01	(0.02)	0.23	(0.01)	0.24
Mergers and acquisition expense (net of tax)	—	—	—	—	—
Loss per diluted share excluding certain items	$(0.06)	$(0.05)	$(0.26)	$(0.42)	$(0.61)

FRANK'S INTERNATIONAL N.V.
LOSS PER SHARE CALCULATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Numerator
Net loss	$(15,898)	$(6,999)	$(109,140)	$(90,733)	$(159,457)
Denominator
Basic and diluted weighted average common shares (1)	224,255	224,182	223,219	223,999	222,940
Loss per common share:
Basic and diluted	$(0.07)	$(0.03)	$(0.49)	$(0.41)	$(0.72)

(1)	Approximate number of unvested restricted stock units and stock to be issued pursuant to the employee stock purchase plan that have been excluded from the computation of diluted loss per share as the effect would be anti-dilutive when the results from operations are at a net loss position.	1,148	1,075	642	922	648

FRANK'S INTERNATIONAL N.V.
SELECTED BALANCE SHEET AND CASH FLOW DATA
(In thousands)
(Unaudited)

	December 31,	December 31,
	2018	2017
Cash and cash equivalents	$186,212	$213,015
Short-term investments	26,603	81,021
Working capital	362,366	393,586
Property, plant and equipment, net	416,490	469,646
Total assets	1,193,929	1,261,769
Total debt	5,627	4,721
Total stockholders' equity	1,034,772	1,115,901

	Year Ended
	December 31,
	2018	2017
Net cash (used in) provided by operating activities	$(32,644)	$24,774
Net cash (used in) provided by investing activities	10,403	(77,709)
Net cash used in financing activities	(7,946)	(52,471)
	(30,187)	(105,406)
Effect of exchange rate changes on cash	3,384	(1,105)
Net decrease in cash and cash equivalents	$(26,803)	$(106,511)

Purchases of property, plant and equipment and intangibles	$56,471	$21,990